EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-285632 on Form S-6 of our report dated April 30, 2025, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 81, comprising Humanoid Robotics: Emerging Contributors, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 30, 2025